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                                                                    Exhibit 23.1
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                         INDEPENDENT AUDITORS' CONSENT

We consent to the use of our reports dated March 10, 2000 and January 21, 1998 on the financial statements of Strategic Network Designs, Inc. as of December 31, 1999, 1998, and 1997 and for the years then ended, which are included in this Form 8-K/A, expected to be dated July 24, 2000, of ePresence, Inc.

/s/ Amper, Politziner & Mattia P.A.

July 24, 2000
Edison, New Jersey